Exhibit 10.26

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment No. 1”), made and entered into this 10th day of February, 2016 (the “Effective Date”) by and between Pharmaceutical Product Development, LLC, a Delaware limited liability company and successor to Pharmaceutical Product Development, Inc. (the “Company”), and B. Judd Hartman (the “Executive”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of April 10, 2012 (the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, that for and in consideration of the foregoing recitals, the mutual promises, covenants and conditions contained herein, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Capitalized Terms. Capitalized terms used in this Amendment No. 1 and not defined herein shall have the meaning given to them in the Employment Agreement.

2.     Amendment. The second sentence of Section 1(c) of the Employment Agreement be and hereby is deleted in its entirety and replaced in full by the following sentence:

“Executive shall devote substantially all of Executive’s working time and efforts to the business and affairs of the Company (which shall include service to its subsidiaries and affiliates) and shall not engage in outside business activities (including serving on outside boards or committees) without the consent of the Board, provided that Executive shall be permitted to (i) manage Executive’s personal, financial and legal affairs, (ii) participate in trade associations, (iii) serve on the board or directors of one for-profit enterprise (whether public or private), subject to the consent of the Chief Executive Officer of the Company, such consent not to be unreasonably withheld, and (iv) serve on the board of directors of not-for-profit or tax-exempt charitable organizations, in each case, subject to Section 5 and the Proprietary Information Agreement and provided that such activities do not interfere with Executive’s performance of Executive’s duties and responsibilities hereunder.”

3.     Entire Agreement. This Amendment No. 1 constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, relating to the same.

4.     Binding Effect. The Employment Agreement, as herein amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.

PHARMACEUTICAL PRODUCT
DEVELOPMENT, LLC

By:	/s/ David S. Simmons
Name:	David S. Simmons
Title:	Chief Executive Officer
B. JUDD HARTMAN /s/ B. Judd Hartman (SEAL)

Consented and agreed to by Parent:

JAGUAR HOLDING COMPANY I

By:	/s/ David S. Simmons
Name:	David S. Simmons
Title:	Chairman and Chief Executive Officer

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